Exhibit 10.63

ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT, dated as of November   , 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by PH FEE OWNER LLC, a Delaware limited liability company (“Fee Owner”), and OPBIZ, L.L.C., a Nevada limited liability company (“OpBiz” and, together with Fee Owner, individually or collectively as the context indicates, “Borrower”), each having an address at 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109, in favor of COLUMN FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, collectively, “Lender”), having an address at 11 Madison Avenue, New York, New York 10010 and other Indemnified Parties (defined below).

RECITALS:

WHEREAS, pursuant to that certain Promissory Note, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), executed by Borrower, and payable to the order of Lender in the original principal amount of up to $820,000,000, Borrower is indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) made pursuant to that certain Loan Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between Borrower and Lender, which Loan is secured (in part) by that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Security Instrument, collectively, the “Loan Documents”);

WHEREAS, Lender is unwilling to make the Loan unless Borrower agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties;

WHEREAS, Borrower is entering into this Agreement to induce Lender to make the Loan.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.             Environmental Representations and Warranties. Borrower represents and warrants that, except as otherwise disclosed by that certain Phase I environmental report prepared by LandAmerica Assessment Corporation, dated September 13, 2006, (or Phase II environmental report, if required by Lender) with respect to the Property delivered to Lender by Borrower in connection with the origination of the Loan (hereinafter referred to as the “Environmental Report”), to Borrower’s knowledge; (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all applicable Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) disclosed to Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated as required by Environmental Laws in accordance with Environmental Law; (c) no written notice or other such communication exists from any Person (including but not limited to a Governmental Authority) relating to any threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated as required by Environmental Laws; (e) no written notice or other such communication exists from any Person (including but not limited to a Governmental Authority) relating to a Release of Hazardous Substances or Remediation (defined below) thereof, of liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has delivered to Lender, in writing, any and all information relating to conditions in, on, under or from the Property and all information that is contained in files and records of Borrower relating to environmental conditions at the Property, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property.

2.             Environmental Covenants. Borrower covenants and agrees that: (a) all uses and operations on or of the Property, whether by Borrower or any other Person (subject to commercially reasonable efforts by Indemnitor to the extent relating to the acts or omissions of Persons that are not Affiliates of Borrower), shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property, except those that are (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews upon request; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property pursuant to any reasonable written request of Lender made in the event that Lender reasonably and in good faith believes that Hazardous Substances or other environmental hazards exist on the Property in violation of Environmental Law (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender reasonably and in good faith believes that Hazardous Substances or other environmental hazards exist on the Property in violation of Environmental Law to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) required by Environmental Laws in, on, under or from the Property; (ii) comply with any Environmental

Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment when required by Environmental Law or supported by the opinion of a qualified technical consultant; (h) Borrower shall not take any action, and shall use commercially reasonable efforts not to allow any tenant or other user of the Property to take any action with respect to Hazardous Substances, that materially increases the dangers to human health or the environment on the Property, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs the value of the Property, is contrary to any requirement of any insurer of the Property, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall promptly notify Lender in writing of (A) any presence or Releases of Hazardous Substances in, on, under, or from the Property, (B) any material non-compliance with any Environmental Laws related in any way to the Property, (C) any actual Environmental Lien, (D) any required or proposed Remediation of Hazardous Substances relating to the Property and (E) any written notice or other such communication of which Borrower becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances affecting the Property or Remediation thereof, liability of Borrower pursuant to any Environmental Law related to the Property, other environmental conditions pertaining to Hazardous Substances in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.             Indemnified Rights/Cooperation and Access. In the event that any Indemnified Party has reason to believe that a Release or a material violation of Environmental Law exists on the Property that, in the reasonable discretion of the Indemnified Party, endangers any tenants or other occupants of the Property or their guests or the general public or materially and adversely affects the value of the Property, upon reasonable notice from Lender or such Indemnified Party, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant reasonably satisfactory to Lender and such Indemnified Party to conduct an environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender and/or such Indemnified Party) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver to Lender and such Indemnified Party the results of any such assessment, audit, sampling or other testing; provided, that if such results are not delivered to Lender and such Indemnified Party within a reasonable period or if any Indemnified Party has reason to believe that a Release or material violation of Environmental Law exists on the Property that, in the reasonable judgment of the Indemnified Party, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, Lender or such Indemnified Party and any other Person designated by Lender or such Indemnified Party, including, but not limited to, any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (with reasonable notice to Indemnitor) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender and/or such Indemnified Party) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property and the Indemnified Parties shall minimize interference with use of and activities of tenants on the Property.

4.             Indemnification. Borrower covenants and agrees, jointly and severally, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Substances in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property in violation of Environmental Laws; (iv) any activity by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (ix) any acts of Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing Hazardous Substances; (x) any acts of Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (xii) any personal injury, wrongful death, or property or other damage arising from the presence of or a Release of Hazardous Substances at the Property under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (xiii) any misrepresentation or inaccuracy in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to this Agreement.

5.             Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend any claim, action or proceeding (a “Claim”) that is brought against any Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party), at Borrower’s sole cost and expense, by attorneys and other professionals reasonably approved by such Indemnified Party (it being understood that counsel selected by Borrower’s insurance carrier shall be deemed to be acceptable to such Indemnified Party, and such counsel may also represent Borrower in such investigation, action or proceeding). Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any Claim, provided that no compromise or settlement shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.             Certain Definitions. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein. As used in this Agreement, the following terms shall have the following meanings:

“Environmental Law” means any present and future laws, statutes, ordinances, rules, regulations and the like, as well as common law, of any applicable jurisdiction relating to protection of human health and safety or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health and safety, the environment or similar issues, including (without limitation) any present and future laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the Property, in each case to the extent related to Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property, in each case to the extent related to Hazardous Substances, and including (without limitation) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; the Oil Pollution Act, 33 U.S.C. § 2701 et seq., as amended; the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Nevada Hazardous Materials law (NRS Chapter 459); the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive); the Nevada Water Controls/Pollution law (NRS Chapter 445A); the Nevada Air Pollution law (NRS Chapter 445B); the

Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive); the Nevada Control of Asbestos law (NRS 618.750 to 618.850, inclusive); the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive); and the Nevada Artificial Water Body Development Permit law (NRS 502.390).

“Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that is reasonably likely to have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos- containing materials, polychlorinated biphenyls, lead, radon, mold, mycotoxins, microbial matter, airborne pathogens (naturally occurring or otherwise), radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations by Borrower and/or any tenants or licensees at the Property and otherwise in compliance with all applicable Environmental Laws.

“Indemnified Parties” shall mean Lender, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Lega1 Action” shall mean any claim, suit or proceeding, whether administrative or judicial in nature.

“Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Release” includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, growing or other movement of Hazardous Substances in violation of Environmental Laws.

“Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7. Unimpaired Liability. The liability of Borrower under this Agreement shall in no way be limited or impaired by, and Borrower hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents. In addition, the liability of Borrower under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents limiting Lender’s recourse to the Property or to any other security for the Note, or limiting Lender’s rights to a deficiency judgment against Borrower, (d) the accuracy or inaccuracy of the representations and warranties made by Borrower or any other Person under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (e) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Lender’s failure to record the Security Instrument or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Borrower and with or without consideration.

8. Enforcement. Indemnified Parties may enforce the obligations of Borrower without first resorting to, or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Lender expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Lender is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for any Indemnified Party to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement and Borrower is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9. Survival. The obligations and liabilities of Borrower under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing or any provisions of this Agreement to the contrary, the liabilities and obligations of the Indemnitor hereunder shall terminate five (5) years after payment in full of all principal and interest due on the Loan except with respect to any outstanding obligations. The liabilities and obligations of Borrower hereunder shall not apply to the extent that Borrower proves that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Property prior to the date that Lender or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence of Borrower or any of Borrower’s affiliates, agents or contractors.

10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

11. WAIVERS. BORROWER HEREBY WAIVES (I) ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALING OF BORROWER’S ASSETS OR TO CAUSE LENDER OR OTHER INDEMNIFIED PARTIES TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER; (II) AND RELINQUISHES ALL RIGHTS AND REMEDIES ACCORDED BY APPLICABLE LAW TO INDEMNITORS OR GUARANTORS, EXCEPT ANY RIGHTS OF SUBROGATION WHICH BORROWER MAY HAVE, PROVIDED THAT THE INDEMNITY PROVIDED FOR HEREUNDER SHALL NEITHER BE CONTINGENT UPON THE EXISTENCE OF ANY SUCH RIGHTS OF SUBROGATION NOR SUBJECT TO ANY CLAIMS OR DEFENSES WHATSOEVER WHICH MAY BE ASSERTED IN CONNECTION WITH THE ENFORCEMENT OR ATTEMPTED ENFORCEMENT OF SUCH SUBROGATION RIGHTS INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT SUCH SUBROGATION RIGHTS WERE ABROGATED BY ANY ACTS OF LENDER OR OTHER INDEMNIFIED PARTIES; (III) THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A MANDATORY OR COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST OR BY LENDER OR OTHER INDEMNIFIED PARTIES UNDER OR PURSUANT TO THIS AGREEMENT; (IV) NOTICE OF ACCEPTANCE HEREOF AND OF ANY ACTION TAKEN OR OMITTED IN RELIANCE HEREON; (V) PRESENTMENT FOR PAYMENT, DEMAND OF PAYMENT, PROTEST OR NOTICE OF NONPAYMENT OR FAILURE TO PERFORM OR OBSERVE, OR OTHER PROOF, OR NOTICE OR DEMAND; AND (VI) ALL HOMESTEAD EXEMPTION RIGHTS AGAINST THE OBLIGATIONS HEREUNDER AND THE BENEFITS OF ANY STATUTES OF LIMITATIONS OR REPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BORROWER HEREBY AGREES TO POSTPONE THE EXERCISE OF ANY RIGHTS OF SUBROGATION WITH RESPECT TO ANY COLLATERAL SECURING THE LOAN UNTIL THE LOAN SHALL HAVE BEEN PAID IN FULL.

12. Subrogation. Borrower shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Borrower’s rights now or hereafter in such claims.

13. Representations and Warranties. Borrower represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Borrower has been duly and validly authorized; and all requisite action has been taken by Borrower to make this Agreement valid and binding upon Borrower, enforceable in accordance with its terms;

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Borrower and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Borrower or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Borrower or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Borrower or the Property is subject;

(c) to the best of Borrower’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Borrower, or in any material impairment of the right or ability of Borrower to carry on its business substantially as now conducted, or in any material liability on the part of Borrower, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Borrower contemplated herein, or which would be likely to impair materially the ability of Borrower to perform under the terms of this Agreement;

(d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) to the best of Borrower’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f) this Agreement constitutes a valid, legal and binding obligation of Borrower, enforceable against it in accordance with the terms hereof.

14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15. Notice of Legal Actions. Borrower shall, within five business days of receipt thereof, give written notice to Lender of (a) any written notice, advice or other such communication from any Governmental Authority or from any other source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any legal action brought against such party or related to the Property, with respect to which Borrower may have liability under this Agreement.

16. Examination of Books and Records. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at the office regularly maintained by Borrower where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Borrower where the books and records are located.

17. Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in Securities or any credit rating agency rating such Securities (each of the foregoing entities, an “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Borrower and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable. Borrower shall cooperate with Lender in connection with any transfer described in this Section 17, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and/or in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require and such other documents as may be reasonably requested by Lender. Borrower shall also furnish, and Borrower hereby consents to Lender furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of Borrower and any and all information concerning the Property and the Leases as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

18. Taxes. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower has any knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by facsimile or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 19. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Borrower:	3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Mark Helm, Esq.
Facsimile No.: (702) 785-5936

with a copy to:	Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention: Joseph F. Kishel, Esq.
Facsimile No. (212) 801-6400

If to Lender:	Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Michael May
Facsimile No. (212) 352-8106

with a copy to:	Column Financial, Inc.
One Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention: Casey McCutcheon, Esq.
Facsimile No. (917) 326-8433

and a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan Mechanic, Esq.
Facsimile No.: (212) 859-4000

20. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22. Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Borrower” shall be deemed to refer to each and every Person comprising an Borrower from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of such Borrower, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Borrower may be assigned except with the written consent of Lender. Each reference herein to Lender shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

24. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

26. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

27. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to choice of law principles) and the applicable laws of the United States of America. Any legal suit, action or proceeding against Borrower or Lender arising out of or relating to this Agreement may, at Lender’s option, be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Borrower waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Borrower and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint:

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, New York 10001

as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower in any such suit, action or proceeding in the State of New York.

28. Miscellaneous.

(a)  Wherever pursuant to this Agreement (i) Lender exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)  Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

29. Joint and Several Liability. Notwithstanding any other provision of this Agreement, the liability of each Borrower under this Agreement shall be joint and several.

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                IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered as of the date first above written.

PH FEE OWNER LLC, a Delaware limited liability company

By:	/s/ Mark Helm
Name: Mark Helm
Title: VP/GC

OPBIZ, L.L.C., a Nevada limited liability company

By:	/s/ Donna Lehmann
Name: Donna Lehmann
Title: EVP/CFO